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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 26, 2003

                                 EXEGENICS INC.
             (Exact name of registrant as specified in its charter)

         Delaware                       00-26078                 75-2402409
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)

                                2110 Research Row
                               Dallas, Texas 75235

                         (Address of principal executive
                           offices including zip code)

                                 (214) 358-2000

                         (Registrant's telephone number,
                              including area code)


                                      N.A.
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

         The previously disclosed conceptual agreement as to the termination of the Master License Agreement between the Company and Bristol-Myers Squibb Company has now been finalized. Under such termination agreement, the existing Master License Agreement and related Sponsored Research Agreement and sublicense agreements with Bristol-Myers Squibb Company were terminated, and the Company was reimbursed for certain out-of-pocket expenses relating to the prosecution of patents under such agreements. The Company has sent a termination notice to The Washington State University Foundation ("WSURF") with respect to the Company's related license from WSURF, which termination is to be effective as of June 30, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          EXEGENICS INC.
                                          (Registrant)

Dated:   April 11, 2003                   By: /s/ Ronald L. Goode
         --------------                       ----------------------------------
                                              Ronald L. Goode
                                              Chairman, President and Chief
                                                 Executive Officer